AGREEMENT FOR PURCHASE AND SALE OF ASSETS


         THIS AGREEMENT FOR PURCHASE AND SALE OF ASSETS (this "Agreement"), is made effective as of October 25, 1996, by and between U.S. ELECTRICAR, INC., a California corporation ("Buyer") and SYSTRONIX CORPORATION, a California corporation ("Seller").

                                    RECITALS

     A. The Seller is engaged in the business of developing technologies relating to the design and manufacture of electric-powered vehicles.

     B. Buyer desires to purchase from the Seller, and the Seller desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, substantially all the business, properties and assets of the Seller.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

     1.   Purchase and Sale of Assets.

          a. Agreement to Purchase and Sell. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from the Seller, all of the assets, properties, and business of the Seller of every kind, character, and description, whether tangible, intangible, real, personal, or mixed, and wherever located (all of which are sometimes collectively referred to as the "Assets"), including, but without limitation to, the following:

               i) The patents, service marks, trademarks, trade names, copyrights (and registrations and applications therefor), processes, methods, patterns, devices, formulae, discoveries, trade secrets and other know-how, all as identified on Exhibit "A" attached hereto (the "Technology"); and

               ii) The inventory, work-in-progress, parts, furniture, fixtures and equipment listed on Exhibit "B" attached hereto (the "Personal Property"); and

               iii) Seller's interest in that certain Industrial Real Estate Lease dated December 1, 1994, between Nakamichi U.S.A., Inc. ("Nakamichi"), as sublessor and Seller, as sublessee, for the premises located at 19850 South Magellan Drive, Torrance, California, 90502 (the "Lease"); and

               iv) The contracts of Seller identified in Exhibit "C" attached hereto (the "Contracts"); and

               v) All accounts receivable or other amounts owing Seller as of the Closing Date (the "Receivables"); and

               vi) All of Seller's data, drawings, files and records pertaining to the Technology, the Personal Property, the Lease, the Contracts and the Receivables.

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

          b. Aggregate Purchase Price. The aggregate purchase price for the Assets shall be for the consideration set forth in Subsection 1.d. (below) (the "Purchase Price").

          c. Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner mutually agreed to by Buyer and Seller prior to the Closing. The parties agree to report this transaction for federal and state income tax purposes in accordance with said allocation of the Purchase Price.

          d. Payment of Purchase Price. The Purchase Price shall be payable as follows:

               (i) Buyer shall be credited at the Closing with the amount of $1,020,211 towards the Purchase Price, which Buyer has previously delivered to Seller as a pre-payment of the Purchase Price;

               (ii)   Buyer shall  deliver to Seller at the Closing a Promissory
Note in form and substance as attached hereto as Exhibit D in the principal amount of Eight Hundred Twenty-nine Thousand, Nine Hundred Seventy-eight and 39/100 Dollars ($829,978.39) (the "Note") secured by the Assets pursuant to a security agreement in form and substance attached hereto as Exhibit E (the "Security Agreement"). The Note shall bear interest at the rate of six percent (6%) per annum and shall be payable (A) in full thirty (30) days after the Closing and (B) in the amount of 45% of any additional financing received by Buyer until paid in full, whichever occurs first;

               (iii) Buyer shall deliver to (i) Seller a share certificate representing Two Million Seven Hundred Thousand shares of Buyer's Common Stock (the "ECAR Shares") at the Closing and (ii) "Escrow Agent" (as defined below) for the benefit of Seller at the Closing a certificate or certificates representing One Million One Hundred Thousand (1,100,000) shares of Buyer's Common Stock (the "Escrow Stock"); and

               (iv) Buyer shall assume and be credited at the Closing with the $800,000 loan from Fontal International, Ltd., and the liabilities assumed under Subparagraph 1.f. below in the approximate amount of $357,383.65.

          e. Escrow. At the Closing, certificates representing the Escrow Stock shall be deposited in escrow (the "Escrow Shares") to be held by an Escrow Agent as collateral for Seller's indemnification obligations under Paragraph 9 below and pursuant to the provisions of an escrow agreement (the "Escrow
Agreement") to be entered into by Seller and Buyer in form and substance as attached hereto as Exhibit F and incorporated herein by reference.

          f. Assumption of Liabilities. Buyer agrees to assume only those liabilities set forth on Exhibit G attached hereto. It is expressly understood and agreed that Buyer shall not be liable for any of the obligations or liabilities of the Seller of any kind or nature, other than those specifically assumed by Buyer under this paragraph as identified on Exhibit G ("Seller Liabilities").

          g. Stock Option Agreements. Buyer and Daniel D. Rivers and Don C. Kang shall also each enter into Stock Option Agreements in form and substance attached hereto as Exhibit H, providing for, among other provisions, the issuance of stock options. Buyer shall also employ those employees of Seller set forth on Exhibit I on the principal terms and conditions set forth on Exhibit I.


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

          h.   Registration Rights.

               i) Piggyback Rights If Buyer at any time proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act") (other than a registration effected solely to implement an employee benefit plan, a transaction to which Rule 145 of the Commission is applicable or any other form or type of registration in which "Registrable Securities" (as defined below) cannot be included pursuant to Commission regulation, rule or practice), then Seller shall receive written notice from the Buyer (the "Buyer Notice") of its intention to make such registration (the Escrow Stock, ECAR Shares and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event with respect to such stock are referred to herein as "Registrable Securities"). If such registration is proposed to be on a form which permits inclusion of the Registrable Securities, then upon the written request of Seller holding Registrable Securities given within ten (10) days after transmittal by the Buyer to Seller of the Buyer Notice, the Buyer will, subject to the limits contained in this section, at its cost, use its reasonable efforts to cause such Registrable Securities of Seller to be registered under the Act, all to the extent requisite to permit such sale or other disposition by Seller of the Registrable Securities so registered.

     The right of Seller to request inclusion in the registration pursuant to this section shall terminate (i) upon the second anniversary date of the Closing or (ii) at such time that all shares of Registrable Securities held by Seller may be publicly sold under Rule 144 or any applicable exemption or any other registration statement during any three month period. Furthermore, notwithstanding any other provision of this Agreement, if the underwriter managing such registration notifies Seller holding Registrable Securities in writing that market or economic conditions limit the amount of securities which may reasonably be expected to be sold or that inclusion of such Registrable Securities would jeopardize the success of the offering, then the Buyer may exclude all or any portion of such Registrable Securities; provided, however, that such cutback shall be pro rata among Seller and the executive officers and directors of the Buyer desiring to participate in such registration based on the number of shares of Registrable Securities held by Seller and the number of shares in the Buyer held by such executive officers and directors.

               ii) S-3 Registration Rights Buyer also agrees, at its cost, to use its reasonable efforts to file an S-3 Registration Statement covering all ECAR Shares within 180 days after Buyer has received an aggregate of $6 million in additional equity capital after the Closing. The right of Seller to registration hereunder shall terminate at such time that all ECAR Shares held by Seller may be publicly sold under Rule 144 or any applicable exemption or any other registration statement during any three month period. With respect to the ECAR Shares only and the rights granted to Seller to registration under an S-3 Registration Statement, Seller may transfer such rights to one transferee only so long as Seller shall thereafter forfeit any such rights to any remaining ECAR Shares it may hold.

               iii) S-8 Registration Rights Buyer also agrees, at its cost, to use its best efforts to file an S-8 Registration Statement covering all stock options received by Messrs. Rivers and Kang pursuant to subsection g.(above) (the "Stock Options") within 180 days after Buyer has received an aggregate of $6 million in additional equity capital after the Closing or such earlier time as Buyer shall file an S-8 Registration Statement for any other securities of Buyer.

               iv) Further Documents Any holder of Registrable Securities or ECAR Shares or Stock Options desiring to participate in a registration under this Agreement shall enter into such further agreements, including indemnification and customary underwriting agreements, if applicable, as Buyer or the managing underwriter shall reasonably require.

     2.   The Closing.

          a. Closing. The closing of the transactions provided for in Paragraph 1 hereof shall take place at the offices of Pezzola & Reinke, 1999 Harrison Street, Suite 1300, Oakland, California, 94612, on October 25, 1996, at 10:00 am, or such other date (and/or place and/or time) as may be agreed upon between the parties, such date being referred to herein as the "Closing Date" or "Closing". If the Closing shall not take place at such date or time, either party may terminate this Agreement upon written notice to the other.

          b.   Delivery at Closing.

               i) Seller shall deliver or cause to be delivered the following at the Closing:

                    a) One or more bills of sale or assignments covering the Assets in form and substance satisfactory to counsel for Buyer; and

                    b) A certified copy of a resolution approving the sale of the Assets adopted by the shareholders of Seller in such form as is acceptable to Buyer; and

                    c) A certified copy of the written consent of all of the Directors of Seller approving the sale of the Assets in such form as is acceptable to Buyer; and

                    d) The Stock Option Agreements, and Escrow Agreement, duly executed by the parties thereto; and

                    e) Such other documents or certificates as are required as conditions precedent to the obligations of Buyer under Paragraph 7, or as may be reasonably required by counsel for Buyer to place Buyer in actual possession and operating control of the Assets pursuant to the provisions of this Agreement.

     The Seller at any time before or after the Closing Date, will execute, acknowledge, and deliver any further deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property to be conveyed and transferred under this Agreement. If requested by Buyer, the Seller further agrees at Buyer's expense to prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights, or benefits that are transferred to Buyer under this Agreement and that require prosecution or enforcement in the Seller's name. Simultaneously with the consummation of the transfer, the Seller through its officers, agents, and employees, will put Buyer into full possession and enjoyment of all properties and Assets to be conveyed and transferred by this Agreement.

               ii) Buyer shall deliver or cause to be delivered to Seller the following at the Closing:

                    a) A duly executed Promissory Note in the amount of Eight Hundred Twenty-nine Thousand Nine Hundred Seventy-eight and 39/100 Dollars ($829,978.39); and

                    b) To Escrow Agent, stock certificates evidencing the Escrow Stock and such other documents and certificates as are required to issue to Seller and placed into escrow One Million One Hundred Thousand (1,100,000) shares of Common Stock of Buyer; and

                    c) To Seller, stock certificates evidencing the ECAR Shares and such other documents and certificates as are required to issue to Seller Two Million Seven Hundred Thousand (2,700,000) shares of Common Stock of Buyer; and

                    d) A certified copy of the written consent of all of the Directors or a certified copy of the minutes of a meeting of the Board of Directors of Buyer approving the purchase of the Assets and the issuance of the Stock in such form as is acceptable to Seller; and

                    e)   The  Employment   Agreements,   Escrow   Agreement  and
Security Agreement (together with any required UCC-1 Financing Statements) duly executed by the parties thereto; and

                    f) Such other documents and certificates as are required as conditions precedent to the obligations of Seller under Paragraph 8, or as may be reasonably required by counsel for Seller.

     3. Representations and Warranties of the Seller. The Seller represents and warrants to Buyer that, except as set forth on the disclosure schedule attached hereto as Schedule 3 and incorporated herein by reference (the "Disclosure Schedule"):

          a. Organization. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state in which it was incorporated; has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it; and is duly qualified to do business and is in good standing in all jurisdictions in which the nature of the Seller's business or its properties makes such qualification necessary.

          b. Authorization. This Agreement has been duly authorized by Seller's Board of Directors and shareholders and constitutes a valid and binding obligation of the Seller enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application affecting creditors' rights. This Agreement will not violate, with or without the giving of notice and/or the passage of time, the Articles of Incorporation or the Bylaws of Seller, any agreement to which Seller may be a party, or any laws of any state which may be applicable to this Agreement, and will be valid, binding and enforceable against Seller in accordance with its terms.

          c. Agreement Will Not Cause Breach or Violation. The consummation of the transactions contemplated by this Agreement will not result in or constitute with or without

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

the giving of notice  and/or the  passage  of time any of the  following:  (1) a breach ofany term or provision of this Agreement; (2) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of the Seller, or any lease, license, promissory note, conditional sales contract, com mitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which the Seller is a party or by which the Seller or the property of the Seller is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Seller; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of the Seller.

          d. Authority and Consents. The Seller has the right, power, legal capacity, and authority to enter into, and perform its obligations under this Agreement, and no approvals or consents of any persons are necessary in connection with it. The execution and delivery of this Agreement by the Seller has been duly authorized by all necessary corporate action on the part of the Seller.

          e. Subsidiaries. Seller does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, or other entity.

          f. Financial Statements. Exhibit J to this Agreement sets forth the unaudited financial statements of the Seller as of October 25, 1996, certified by the chief financial officer of the Seller as accurately reflecting the financial condition of the Seller for the periods indicated. The financial statements in Exhibit J are referred to herein as the "Financial Statements." The Financial Statements fairly represent the financial position of the Seller and contain true and accurate statements of each and all of the assets and liabilities of Seller as of the respective dates indicated in the Financial Statements, and the results of its operations for the respective periods indicated.

          g. Claims and Liabilities. Exhibit K to this Agreement contains a true and complete schedule of all liabilities and obligations of the Seller. The Seller has no debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that are not set forth in Exhibit K. Notwithstanding the foregoing, only the Seller Liabilities set forth on Exhibit G as referenced in Paragraph 1.f are being assumed by Buyer.

          h. Tax Returns and Audits. Within the times and in the manner prescribed by law, the Seller has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by the Seller. The Seller has never filed, and will not file on or before the Closing Date, any consent under ss.341(f) of the Internal Revenue Code of 1986, as amended.

          i. Real Property. The Lease is valid and in full force, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default under the Lease. The Seller has obtained or will obtain prior to Closing all landlord consents necessary to transfer the Lease to Buyer.

          j. Hazardous Materials. To Seller's best knowledge, there are no asbestos-containing materials incorporated into the leased premises set forth in Paragraph 3.j. (above) buildings or interior improvements that are part of that real property, or into any other

Assets of the Seller, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on those leased premises.

          k. Inventory. The inventories of raw materials, work in process, and finished goods (collectively called "Inventories") shown on the Seller's Financial Statements, are being sold in their "As Is" condition. Except for sales made in the ordinary course of business since that date, all the Inventories are the property of the Seller. No items are subject to a security interest. The value of the Inventories has been determined on a "first-in, first-out" basis consistent with prior years.

          l. Other Tangible Personal Property. Exhibit L to this Agreement is a complete and accurate schedule describing, and specifying the location of, all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, rigs, molds, patterns, drawings, and all other tangible personal property owned by, in the possession of, or used by the Seller in connection with its business, except Inventories of raw materials, work in process, and finished goods. The property listed in Exhibit L constitutes all such tangible personal property necessary for the Seller's business as now conducted. No personal property used by the Seller in connection with its business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of the Seller.

          m.   Trade  Names,  Trademarks  and  Copyrights.  Exhibit  M  to  this
Agreement is a schedule of all tradenames, trademarks, service marks, and copyrights and their registrations, owned by the Seller or in which they have any rights or licenses, together with a brief description of each. The Seller does not have any knowledge of any infringement or alleged infringement by others of any such trade name, trademark, service mark, or copyright. To Seller's knowledge, Seller has not infringed, and is not now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, partnership or corporation. The Seller is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor, franchisee, or otherwise, with respect to any trademarks, service marks, trade names, or applications for them, or any copyrights. The Seller owns, or holds adequate licenses or other rights to use, all trademarks, service marks, trade names, and copyrights necessary for its business as now conducted by it (including without limitation those listed in Exhibit M), and to Seller's knowledge, that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others. The Seller has the right to sell or assign to Buyer all such owned trademarks, trade names, service marks, and copyrights, and all such licenses or other rights.

          n. Patents and Patent Rights. Exhibit M to this Agreement is a true and complete schedule of all patents, inventions, industrial models, processes, designs, and applications for patents owned by the Seller in which it has any rights, licenses, or immunities (the "Intellectual Property"). The patents and applications for patents listed in Exhibit M are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within ninety (90) days after the Closing Date. There have not been any interference actions or other judicial, arbitration, or other adversary proceedings concerning any of the Intellectual Property. To Seller's knowledge, the manufacture, use, or sale of the Intellectual Property do not violate or infringe on any patent or any proprietary or personal right of any person, firm, or corporation; and to Seller's knowledge, the Seller has not infringed and is not now infringing on any patent or other right belonging to any person, firm, or corporation. The Seller is not a party to any license, agreement, or arrangement, whether as licensee, licensor, or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret, or formula. The Seller has the right and authority to use and to transfer to Buyer the Intellectual Property as are necessary to enable it to conduct and to continue to conduct all phases of its business in the manner presently conducted by it, and that use does not, and will not, conflict with, infringe on, or violate any patent or other rights of others.

          o. Trade Secrets. Exhibit N to this Agreement is a true and complete list, of the Seller's trade secrets, including all customer lists, processes, know-how, computer programs and routines, archival libraries, pictures, and other technical data. The specific location of each trade secret's documentation, if any, including its description, specifications, charts, procedures, and other material relating to it, is also set forth with it in that Exhibit. To the extent that Seller has intended to completely memorialize its trade secrets in a tangible readable form, each such trade secret's documentation is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use by Buyer without reliance on the special knowledge or memory of others. To Seller's knowledge, the Seller is the sole owner of each of these trade secrets, free and clear of any liens, encumbrances, restrictions, or legal or equitable claims of others. The Seller has taken all reasonable security measures to protect the secrecy, confidentiality, and value of these trade secrets; any of its employees and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and, if appropriate, have entered into agreements that these secrets are proprietary to the Seller and not to be divulged or misused. To Seller's knowledge, all these trade secrets are presently valid and protectable and are not part of the public knowledge or literature; nor to the Seller's knowledge have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of the Seller.

          p. Title to Assets. Seller has good and marketable title to all its Assets and interests in Assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in Assets that are used in the business of the Seller. All these assets are free and clear of the restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions or restrictions, except the lien of current taxes not yet due and payable and possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these Assets or materially impair business operations. The Seller is not in default or in arrears in any material respect under any lease. All real property and tangible personal property of the Seller is being sold in its "As Is" condition solely with respect to its operating condition, wear and tear. The Seller is in possession of all premises leased to it from others. No officer, director, or employee of the Seller; nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real property leased to the Seller or any copyrights, patents, trademarks, trade names, or trade secrets licensed by the Seller or any other Asset. The Seller does not occupy any real property in violation of any law, regulation, or decree.

          q. Employment Contracts and Benefits. Seller has no employment contracts or collective bargaining agreements, or pension, bonus, profit-sharing, stock option, or other agreements or arrangements providing for employee remuneration or benefits to which the Seller is a party or by which the Seller is bound. Seller has not entered into any severance or similar arrangement in respect of any present or former employee that will result in any obligation, absolute or contingent, of Buyer, or the Seller to make any payment to any present or former employee following termination of employment.

          r. Insurance Policies. Exhibit O to this Agreement is a description of all insurance policies held by the Seller concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit O. The Seller has maintained and now maintains (1) insurance on all its Assets and business of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (2) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. The Seller is not in default with respect to payment of premiums on any such policy. No claim is pending under any such policy.

          s. Other Contracts. The Seller is not a party to, nor is its property bound by, any distributor's or manufacturer's representative or agency agreement; any output or requirements agreement; any agreement not entered into in the ordinary course of business; any indenture, mortgage, deed of trust, or lease; or any agreement that is unusual in nature, duration, or amount (including, without limitation, any agreement requiring the performance by the Seller of any obligation for a period of time extending beyond one month from the Closing Date or calling for consideration of more than Five Thousand Dollars ($5,000)); except the agreements listed in Exhibit P, copies of which have been furnished to Buyer. There is no default or event that, with notice or lapse of time or both, would constitute a default by any party to any of these agreements. The Seller has not received notice that any party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. The Seller is not a party to, nor is any of its property bound by, any agreement that is materially adverse to the business, properties, or financial condition of the Seller.

          t.   Compliance With Laws.

               i)   Environmental  Protection  Laws.  The Seller has complied in all
material respects with all federal, state, and local environmental protection laws and regulations and has not been cited for any violation of any such law or regulation. No material capital expenditures will be required for compliance with any applicable federal, state, or local laws or regulations now in force relating to the protection of the environment. There is no pending audit known to the Seller or any of its officers or Directors by any federal, state, or local governmental authority with respect to groundwater, soil, or air monitoring; the storage, burial, release, transportation, or disposal of hazardous substances; or the use of underground storage tanks by the Seller or relating to the facilities of the Seller. The Seller does not have any agreement with any third party or federal, state, or local governmental authority relating to any such environmental matter or any environmental cleanup.

               ii) OSHA Laws. The Seller has complied with all requirements of the Occupational Safety and Health Act and its state equivalents and regulations promulgated under any such legislation, the consequences of a violation of which could have a material adverse effect on its operations, and with all orders, judgments, and decrees of any tribunal under such legislation that apply to its business or properties.

               iii) Export Laws. The Seller is not in violation of any provision of the Export Administration Act of 1979 or the Foreign Corrupt Practices Act of 1977.
               iv) Fees or Commissions. The Seller has not directly or indirectly paid or delivered any fee, commission, or other money or property, however characterized, to any finder, agent, government official, or other party, in the United States or any other country, that is in any manner related to the business or operations of the Seller and that the Seller knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction. The Seller has not participated, directly or indirectly, in any boycott or other similar practice affecting any of its actual or potential customers. The Seller has at all times done business in an open and ethical manner.

               v) Others. The Seller has complied with, and is not in violation of, any applicable federal, state, or local statute, law, or regulation (including, without limitation, any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

          u. Litigation. There is not pending, or, to the best knowledge of the Seller threatened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting the Seller or any of its business, Assets, or financial condition. The Seller is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. The Seller is not presently engaged in any legal action to recover monies due to damages sustained by it.

          v. Interest in Customers, Suppliers and Competitors. No officer, Director, shareholder, or employee of the Seller, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, or customer of the Seller or in any person from whom or to whom the Seller leases any real or personal property, or in any other person with whom the Seller is doing business.

          w. Full Disclosure. None of the representations and warranties made by the Seller or made in any certificate or memorandum furnished or to be furnished by the Seller or on its behalf, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

          x. Account. Seller is acquiring Buyer's Stock (the "Securities") for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such Securities. Seller understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

          y. Access to Data. The Seller has had an opportunity to discuss Buyer's business, management and financial affairs with its management and to obtain any additional information which Seller has deemed necessary or appropriate for deciding whether or not to acquire the Stock, including an opportunity to receive, review and understand the disclosures and information regarding the Buyer's financial statements, capitalization and other business information as set forth in Buyer's Amended Form 10 filed with the Securities and Exchange Commission ("SEC") on January 27, 1995 and subsequent 10-K and 10-KA, two 10-Qs and Proxy Statement filed with the SEC on October 30, 1995, November 28, 1995, December 15, 1995, March 18, 1996, and June 14, 1996,
respectively, all incorporated herein by reference, together with all exhibits referenced therein. Seller also acknowledges receiving a copy of Buyer's Private Placement Memorandum dated January 2, 1996 prepared for Buyer's trade creditors. The Investor acknowledges that no representations or warranties, oral or written, have been made by the Buyer or any agent thereof except as set forth in this Agreement.

          z. No Fairness Determination. Seller is aware that no federal, state or other agency has made any finding or determination as to the fairness of Seller's acquisition of the Securities, nor made any recommendation or endorsement of the Securities.

          aa. Knowledge And Experience. Seller or its officers, directors or representatives, have such knowledge and experience in financial and business matters, including investments in other start-up companies, that they are capable, on behalf of Seller as applicable, of evaluating the merits and risks of acquiring the Securities, and Seller is able to bear the economic risk of such investment, including an assessment of the Risk Factors attached hereto as Exhibit Q and incorporated herein by reference.

          bb. Economic Risk. Seller is aware that it must bear the economic risk of the investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act, or qualified under the California Corporate Securities Law of 1968, as amended ("California Securities Law"), and the Securities cannot be sold unless they are subsequently registered under the Securities Act and the California Securities Law, or an exemption from such registration and qualification is available.

          cc. No Public Market. Seller is aware that there is currently no public market for Buyer's Stock, although a limited market on the "pink sheets" exists for some of Buyer's outstanding capital. There is no guaranty that Buyer's Stock will be registered in the future for public sale. Seller understands that the Securities cannot be readily sold or liquidated in case of an emergency or other financial need. Seller has sufficient liquid assets available so that the purchase and holding of the Securities will not cause it undue financial difficulties.

          dd.  Restrictive   Legends.   Each   certificate   or  other   written
documentation representing any of Buyer's Stock which Seller is acquiring hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for Buyer) shall be stamped or otherwise imprinted with a legend substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

Buyer shall be entitled to enter stop transfer notices on its stock books with respect to the Securities.

          ee. Reliance. Seller is aware that Buyer is relying on the accuracy of the above representations to establish compliance with Federal and State securities laws.

     4. Buyer's Representations and Warranties. Buyer represents and warrants to the Seller that:

          a.   Reorganization.   All   matters  to  be  voted  upon  by  Buyer's
shareholders as set forth in that certain Proxy Statement of Buyer dated January 24, 1996, distributed by Buyer to its shareholders have been approved.

          b. Corporate Status. Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California,
(ii) has the requisite corporate power and authority to own, lease, use and operate its property and assets and to transact the business in which it is engaged, and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing, use or operation of its property or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would, in the aggregate, not reasonably be expected to have a material adverse effect on the Buyer and its subsidiaries, taken as a whole. "Material Adverse Effect" or similar derivatives shall mean where the effect on Buyer would be a liability in excess of $100,000.

          c. Capitalization of Buyer. Immediately prior to execution of this Agreement, Buyer's entire authorized capital stock consists of 300,000,000 shares of no par value Common Stock ("Buyer's Common Stock"), of which a total of 60,704,083 shares are issued and outstanding, 30,000,000 shares of Series A Preferred Stock, of which a total of 5,283,140 shares are issued and outstanding, and 5,000,000 shares of Series B Convertible Preferred Stock, of which a total of not in excess of 2,000,000 shares are issued and outstanding. There are, and as of the Closing there will be, no shares of Buyer's Common Stock issued and held by Buyer as treasury stock. All of Buyer's Common Stock has been, and the Stock to be issued hereunder to Seller shall be, validly issued, fully paid and non assessable and the issuance of which has not been, nor will be, in violation of any preemptive right of stockholders.

          d. Corporate Records and Authorization. All corporate records of Buyer, including but not limited to the Articles of Incorporation, the Bylaws (including all amendments to both) and all minutes of the proceedings of the Board of Directors of Buyer and the shareholders thereof, are complete and correct and will be made available to Seller immediately upon the execution of this Agreement upon reasonable prior notice to Buyer.

          e. Financial Statements. The certified financial statements of Buyer for the fiscal years ending July 31, 1994, July 31, 1995, and the unaudited financial statements for the quarterly periods thereafter ending January 31, 1996, as filed with the Securities and Exchange Commission (collectively, the "Financial Statements"), contain true and accurate statements of each and all of the assets and liabilities of Buyer and fairly and accurately present the financial condition of Buyer as of said dates and the results of the operations of Buyer for the periods then ended, and that said Financial Statements were prepared by the accountants indicated therein for such fiscal years and by Buyer for the two most recent quarterly periods, in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes for the last two quarterly periods). As of the Closing Date, Buyer will not have any liabilities, obligations or commitments, secured or unsecured, absolute or contingent which are not reflected in the Financial Statements and which would reasonably be expected to have a material adverse effect on Buyer.

          f. Directors' Authorization. This Agreement has been duly authorized by Buyer's Board of Directors. This Agreement will not violate, with or without the giving of notice and/or the passage of time, the Articles of Incorporation or the Bylaws of Buyer, any mortgage, contract or other agreement or instrument to which Buyer may be a party, and will be valid, binding and enforceable against Buyer in accordance with its terms.

          g.   Subsidiaries.  All of the outstanding  shares of capital stock or other equity interests in each subsidiary of Buyer (collectively, the "Subsidiaries") have been duly authorized and validly issued, are fully paid and nonassessable and are owned, of record and beneficially, by Buyer, free and clear of all liens, encumbrances, restrictions and claims of any kind.

          h. Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have already been obtained or made), or review or exemption by, and governmental or public body or authority, or any subdivision thereof, or any bank is required in connection with, (i) the execution, delivery or performance of this Agreement by Buyer or (ii) the authorization, legality, validity, binding effect or enforceability of this Agreement against Buyer, except where the failure to obtain any such consent or approval would not have a material adverse effect on Buyer and its subsidiaries, taken as a whole.

          i. Compliance With Laws. At the Closing, Buyer will be in compliance with all applicable laws, regulations and administrative orders of any country, state, municipality or any subdivision thereof to which it or its business and its employment of labor or use or occupancy of properties or any part thereof may be subject. Buyer has all permits, licenses and franchises from governmental agencies required to conduct its business as is now being conducted. Buyer has not failed to comply with any statute, law, ordinance, regulation, rule or order of any federal, state, local or other governmental agency, or any judgment, decree, or order of any court, relating to or materially affecting its business or its assets which would have a material adverse effect on Buyer.

          j. Execution and Performance of Agreement. The execution and performance by Buyer of this Agreement and the transactions contemplated hereby will not violate any provision of, or result in the breach of, or constitute a default under any law or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or any contract, agreement or instrument by which Buyer is or will at the Closing be bound.

          k. Litigation. Neither Buyer nor any of its Subsidiaries is presently engaged in or threatened with any litigation (including appeals of lower court decisions, arbitration, claim or other legal proceedings or governmental or any other investigation which (i) is material and adverse to Buyer and its subsidiaries taken as a whole or (ii) questions the validity or enforceability of this Agreement.

          l. Accuracy of Information. No representation or warranty in this Agreement, nor any of the material heretofore furnished or to be furnished to Seller by Buyer or the employees, agents or representatives of Buyer contains or will contain any untrue or misleading statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

     5. The Seller's Obligations Before Closing. The Seller covenants that from the date of this Agreement until the Closing:

          a. Access to Premises and Information. Buyer and its counsel, accountants, and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to the Seller. The Seller shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of the Seller that may reasonably be requested. To the extent feasible and without extra expense to Buyer, the inspection may occur on the weekends or outside of the Seller's principal place of business.

          b. Conduct of Business in Normal Course. The Seller will carry on its business and activities diligently and in substantially the same manner as it has previously been carried out and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation that vary materially from those methods used by the Seller as of the date of this Agreement.

          c. Preservation of Business and Relationships. The Seller will use its best efforts to preserve its business organizations intact, to keep available the services of present employees and to preserve its present relationships with suppliers, customers, and others having business relationships with it, including preserving all goodwill associated therewith.

          d. Maintenance of Insurance. The Seller will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business.

          e. Employees and Compensation. The Seller will not do, or agree to do, any of the following acts: (1) make any increase in compensation payable or to become payable by it, to any officer, or director, or any increase greater than the increase in the last year to any employee, sales agent, or representative; (2) make any increase in benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or (3) modify any collective bargaining agreement to which it is a party or by which it may be bound.

          f. New Transactions. The Seller shall not, without Buyer's written consent, do or agree to do any of the following acts:

               i) Unusual Contracts. Enter into any contract, commitment, or transaction not in the usual and ordinary course of its business; or

               ii) Excessive Contracts. Enter into any contract, commitment, or transaction in the usual and ordinary course of business involving an amount exceeding Ten Thousand Dollars ($10,000), individually, or in the aggregate; or

               iii) Capital Expenditures. Make any capital expenditures in excess of Ten Thousand Dollars ($10,000) for any single item or One Hundred Thousand Dollars ($100,000) in the aggregate, or enter into any leases of capital equipment or property under which the annual lease charge is in excess of Ten Thousand Dollars ($10,000); or

               iv) Sale or Disposal. Sell or dispose of any capital Assets with a fair market value exceeding Ten Thousand Dollars ($10,000) individually, or in the aggregate.

          g. Payment of Liabilities and Waiver of Claims. The Seller shall not do, or agree to do, any of the following acts: (1) waive or compromise any right or claim; or (2) cancel, without full payment, any note, loan, or other obligation owing to the Seller.

          h. Existing Agreements. The Seller shall not modify, amend, cancel, or terminate any of its existing contracts or agreements, or agree to do any of those acts without Buyer's prior written consent.

          i. Representations and Warranties True at Closing. All representations and warranties of the Seller set forth in this Agreement and in any written statements delivered to Buyer by the Seller under this Agreement will also be true and correct as of the Closing Date as if made on that date.

     6.   Buyer's Obligations Before Closing.

          a. Cooperation in Securing Third-Party Consents. Buyer will use its best efforts to assist the Seller in obtaining the consent of all necessary persons and agencies to the assignment and transfer to Buyer of any and all properties, Assets, and agreements, including agreements with the United States government or any of its agencies, to be assigned and transferred under the terms of this Agreement.

     7. Conditions Precedent to Buyer's Performance. The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Section. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if the Seller shall be in default of any of its representations, warranties, or covenants under this Agreement.

          a. Accuracy of Representations and Warranties. Except as otherwise permitted by this Agreement, all representations and warranties by the Seller in this Agreement, or in any written statement that shall be delivered to Buyer by it under this Agreement, shall be true on and as of the Closing Date as though made at that time.

          b. Performance. The Seller shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

          c. No Material Adverse Change. During the period from October 25, 1996, to the Closing Date, there shall not have been any material adverse change in the financial condition or the results of operations of the Seller, and shall not have sustained any material loss or damage to its Assets, whether or not insured, that materially affects its ability to conduct a material part of its business.

          d. Certification. Buyer shall have received a certificate, dated the Closing Date, signed and verified by the Seller's president and treasurer, certifying, in such detail as Buyer and its counsel may reasonably request, that the conditions specified in paragraphs 7a-c (above) have been fulfilled.

          e. Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

          f. Corporate Approval. The execution and delivery of this Agreement by the Seller, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate and shareholder action, and Buyer shall have received copies of all resolutions pertaining to that authorization, certified respectively by the Secretary of the Seller.

          g. Sales and Use Tax on Prior Sales and on this Sale. The Seller agrees (i) to furnish to Buyer a clearance certificate from all applicable jurisdictions regulating the payment of sales taxes and any related certificates that Buyer may reasonably request as evidence that all sales and use tax liabilities of the Seller accruing before the Closing Date have been fully provided for or otherwise satisfied. Seller and Buyer shall each be responsible for paying fifty percent (50%) of any taxes required to be paid to obtain such clearance certificates; provided, however, that Seller shall remain liable for any misrepresentations hereunder regarding taxes owed or any outstanding liabilities of Seller.

          h. Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by the Buyer and the Seller and delivered to Buyer.

          i.   Approval  of  Documentation.   The  form  and  substance  of  all
certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

     8. Conditions Precedent to Seller's Performance. The obligations of the Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. The Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by the Seller of any of its other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this Agreement.

          a. Accuracy of Representations and Warranties. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing Date as though such repre sentations and warranties were made on and as of that date.

          b. Performance. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

          c. Corporate Approval. All corporate action necessary or proper to fulfill the Buyer's obligations to be performed under this Agreement on or before the Closing Date shall have been obtained.

          d. Consents. All necessary agreements and consents of any parties to the consummation of the transactions contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by the Buyer and the Seller and delivered to Buyer.

     9.   Obligations After Closing of the Parties.

          a. Indemnification. Each party shall indemnify, defend, and hold harmless the other party against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that the other party shall incur or suffer, that arise, result from, or relate to any breach of, or failure by a party to perform any of the representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, Exhibit, or other instrument furnished or to be furnished by it under this Agreement; provided, however, the parties' obligations under this Paragraph 9.a. shall expire on December 31, 1998.

          b. Use of Name. Seller agrees that after the Closing Date it shall not use or employ in any manner directly or indirectly the names that Buyer has purchased pursuant to this Agreement or any name that would be similar to such names, and that it will take and cause to be taken all necessary action by its Board of Directors, stockholders, and any other persons in order to make this change in the Seller's name within ten (10) calendar days after the Closing Date.

          c. Name Change. The Seller agrees that immediately after the Closing Date it will take all action required to change its name to a name that does not employ in any manner directly or indirectly the names that Buyer has purchased pursuant to this Agreement or any name that would be similar to such names.

     10.  Miscellaneous.

          a. Brokers and Finders. Except as set forth in the Disclosure Schedule, each party represents that it has not dealt with any broker or finder in connection with any transac tion contemplated by this Agreement.

          b. Costs and Expenses. Except as specifically provided in this Agreement, each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

          c. Form of Agreement. The subject headings of the paragraphs and subparagraphs of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

          d. Entire Agreement. This Agreement and the Exhibits and Schedules attached hereto, all of which are incorporated by this reference herein, constitute the entire agreement between the parties pertaining to the subject matter contained in it and supersede all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          e. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          f. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

          g. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other party. No such assignment shall release the assigning party from its obligations under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon Buyer, its successors and assigns and upon Seller, its successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

          h. Attorneys' Fees and Costs. In the event of any litigation or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees, and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party is entitled to recover shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This attorneys' fees provision is separate and several and shall survive the merger of this Agreement into any judgment.

          i. Representations and Warranties. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing.

          j. Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally or by one-day courier, or by facsimile transmission where receipt is acknowledged by the receiving machine or if given by prepaid telegram, or mailed first-class airmail, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given 72 hours after such delivery, to the applicable party's address set forth on the signature page herein. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner provided above.

          k. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, as applied to contracts that are executed and performed entirely in California.

          l. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

          m. Number and Gender. All terms in this Agreement shall be construed to mean either the singular or the plural, masculine, feminine or neuter, as the situation may demand. When the term Seller is used herein, it shall refer to each entity within that definition.

          n. Ambiguities. This Agreement has been negotiated at arms-length and between persons sophisticated and knowledgeable in the matters dealt within this Agreement. In addition, each party has had the benefit of legal advice from experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code ss.1654), or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it, is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties.

          o. Bulk Sales Law. Buyer and Seller agree to waive compliance with the provisions of the California law commonly known as the "Bulk Sales Law" (Section 6101 eg seg. of the California Commercial Code).

          p. Repurchase of ECAR/Escrow Shares. If Seller, or any affiliate of Seller, directly or indirectly, shall recover possession of and title to substantially all of the Assets at any time on, or prior to, the first anniversary date following the Closing (the "Recovery Period"), then Buyer shall have a right to repurchase the ECAR Shares and Escrow Shares at a per share price of $0.30 within the longer of the Recovery Period and sixty (60) days after such recovery.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


BUYER:                                       SELLER:

U.S. ELECTRICAR, INC.                        SYSTRONIX CORPORATION

By:  /s/ Roy Kusumoto                        By:  /s/ Dan Rivers
     ---------------------------------            ------------------------------
     (Signature)                                  (Signature)

--------------------------------------       -----------------------------------
(Print Name & Title)                         (Print Name & Title)
5 Thomas Mellon Circle, Suite 305            19850 South Magellan Drive
San Francisco, CA  94134                     Torrance, CA  90502

With copy to:                                With copy to:

Donald C. Reinke, Esq.                       Francis W. Costello
Pezzola & Reinke, APC                        Whitman Breed Abbott & Morgan
1999 Harrison Street, Suite 1300             633 West Fifth Street, Suite 2100
Oakland, CA  94612                           Los Angeles, CA  90071



The following Exhibits to this Agreement are included: (1) Secured Promissory Note; (2) Purchase Money Security Agreement; and (3) Escrow Agreement. The remainder of Exhibits are deemed not to be material in nature, and would be prohibitively expensive to submit. The Exhibits are available for review from the Company upon request.

                              U.S. ELECTRICAR, INC.
                             SECURED PROMISSORY NOTE

                                                       San Francisco, California
$829,978.39                                                     October 25, 1996

     U.S. ELECTRICAR, INC., a California corporation (the "Company"), the principal office of which is located at San Francisco Executive Park, 5 Thomas Mellon Circle, Ste. 305 San Francisco, CA 94134, for value received hereby promises to pay to Systronix Corporation, a California corporation or registered assigns, the sum of Eight Hundred Twenty-nine Thousand Nine Hundred Seventy-eight and 39/100 U.S. Dollars ($829,978.39), or such lesser amount as shall then equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter. The principal hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on, or before, the thirtieth calendar day following the date of this Note (the "Due Date"). This
Note is entered into and delivered by the Company to Holder pursuant to that certain Agreement For Purchase and Sale of Assets executed by the Company and Holder on even date herewith (the "Purchase Agreement"). Any "C"apitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

     The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

          a. "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

          b. "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

     2. Interest. Until all outstanding principal and interest on this Note shall have been paid in full, interest shall be payable on the outstanding principal balance of this Note, in arrears on the Due Date, at the rate of six percent (6.0%) per annum accruing from the date of this Note (the "Loan Date") (the "Interest Rate"). In the event that any portion of the principal amount of this Note is not paid in full on, or before, the Due Date by depositing such payment in the United States mails, postage prepaid, on, or before, the Due Date, interest at the Interest Rate shall continue to accrue on the balance of any unpaid principal and accrued interest until such balance is paid.

     3. Prepayment. The Company may prepay any portion or all of the principal balance or interest of this Note. Likewise, the Company shall pay Holder within five (5) business days of receipt forty-five percent (45%) of any equity financing received by the Company prior to the Due Date until all outstanding principal and accrued hereunder is paid in full. Any prepayment of this Note will be credited first against accrued interest then principal.

     4. Purchase Money Security Interest. All principal and interest hereunder shall be secured by the Assets. The Company shall be in "Default" hereunder if any monies owed hereunder are not paid when due and payable. Upon Default, the provisions set forth in the Purchase Money Security Agreement shall govern.

     5. Notices. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or for mailings from and to any address in North America (Canada, United States and Mexico) five
(5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     6. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

     7. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     8. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

     IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first set forth above.

                                       U.S. ELECTRICAR, INC.

                                       By:
                                          -------------------------------
                                             (Signature)

                                       -----------------------------------
                                             (Print Name and Title)

                        PURCHASE MONEY SECURITY AGREEMENT

     This Purchase Money Security Agreement ("Agreement"), dated October 15, 1996, is made by and between U.S. Electricar, Inc., a California corporation ("Debtor"), and Systronix Corporation, a California corporation ("Secured Party").

                                    RECITALS

     A. Secured Party and Debtor have entered into an Agreement for Purchase and Sale of Assets made effective as of October 25, 1996 (the "Purchase Agreement") whereby Secured Party has agreed to sell to Debtor all of the assets, properties and business of Secured Party (the "Assets");

     B. Pursuant to the terms of the Purchase Agreement, Debtor has concurrently herewith executed and delivered to Secured Party a promissory note in the original principal amount of Eight Hundred Twenty Nine Thousand Nine Hundred Seventy Eight Dollars and 39/100 ($829,978.39) (the "Promissory Note"), which sum represents partial payment for the Assets of Secured Party:

     C. Debtor has agreed with Secured Party that Debtor shall provide security for the obligations of Debtor under the Promissory Note with a purchase money first priority security interest in all of the Assets of the Secured Party to be transferred to Debtor pursuant to the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions herein, the parties hereby agree as follows:

                                    AGREEMENT

     1. Grant of Security. As security for and in further consideration for the obligations of Debtor under the Promissory Note and this Agreement, Debtor hereby grants to Secured Party a security interest in all present and future right, title and interest whatsoever of Debtor in or to, and all rights and powers whatsoever of Debtor to transfer any interest in or to, in the following property:

          (a) the patents, service marks, trademarks, trade names, copyrights (and registrations and applications therefor), processes, methods, patterns, devices, formulae, discoveries, trade secrets and other know-how, all as identified on Exhibit "A" attached hereto (the "Technology"); and

          (b) the inventory, work-in-progress, parts, furniture, fixtures and equipment listed on Exhibit "B" attached hereto (the "Personal Property"); and

          (c) the Debtor's interest in that certain Industrial Real Estate Lease dated December 1, 1994, between Nakamichi U.S.A., Inc. ("Nakamichi") as sublessor and Secured Party, as sublessee, for the premises located at 19850 South Magellan Drive, Torrance, California 90502 (the "Lease"); and

          (d) the contracts identified in Exhibit "C" attached hereto (the "Contracts"); and

          (e) all accounts receivable or other amounts owing Secured Party as of the Closing Date (as defined in the Purchase Agreement) (the "Receivables"); and

          (f)  all  data,   drawings,   files  and  records  pertaining  to  the
Technology, the Personal Property, the Lease, and the Receivables; and

          (g) All other tangible and intangible property of Debtor relating to or arising out of the Business, including but not limited to the name "Systronix" and the mark "Panther"; and

          (h) All rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing; and

          (i) Any and all proceeds of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds, and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

The property so described in this Section 1 shall be referred to hereafter collectively as the "Collateral". Notwithstanding the foregoing, nothing herein shall be deemed to grant Secured Party any security interest in any property which does not comprise the "Assets" as of the date hereof except as referenced in subparagraph (i) above.

     2. Indebtedness. The Collateral secures and will secure all indebtedness owed by Debtor to Secured Party under the Promissory Note and this Agreement.

     3. Representations, Warranties and Covenants. Debtor hereby represents, warrants and covenants that, unless compliance is waived by Secured Party in writing:

          (a) Debtor will properly maintain and care for the Collateral, not cause or permit any waste or confiscation of the Collateral, and pay all taxes, assessments and liens now or hereafter imposed on the Collateral;

          (b) Debtor will notify Secured Party in writing prior to any change in Debtor's place of business, or, if Debtor has or acquires more than one place of business, prior to any change in Debtor's chief executive office, the office or offices where Debtor's books and records concerning the Collateral are kept, or where Debtor's inventory is kept;

          (c) Debtor will immediately notify Secured Party of any proposed or actual change of Debtor's name, identity or corporate structure;

          (d) Debtor will maintain such insurance covering the Collateral as is customary for businesses similar to the business of Debtor;

          (e) Debtor will not sell, contract for sale or otherwise dispose of any of the Collateral except in the ordinary course of business as heretofore conducted by Debtor;

          (f) Debtor will promptly notify Secured Party in writing of any event which affects the value of the Collateral, the ability of Debtor or Secured Party to dispose of the Collateral, or the rights and remedies of Secured Party in relation thereto, including, but not limited to, the levy of any legal process against the Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise;

          (g) Until Secured Party exercises its right to make collection, Debtor will diligently collect all receivables and keep accurate books and records of the receivables and all collections thereof; and

          (h) The security interest granted to Secured Party on the date hereof is and shall at all times remain first in priority, subject only to any liens or encumbrances existing immediately prior to Secured Party's sale of the Assets to Debtor under the Purchase Agreement, and Debtor shall not further encumber the Collateral or any part thereof without the prior written consent of Secured Party, nor shall Debtor transfer, convey or license any of the Collateral, whether to an affiliate of Debtor or otherwise, except as otherwise permitted in
Section 3(e) hereof.

     4. Additional Covenants. Debtor hereby agrees that Secured Party may at any time at its option, whether or not Debtor is in default, do any one or more of the following, and Debtor hereby agrees to promptly comply:

          (a) Require Debtor to periodically deliver to Secured Party records and schedules (in such form as deemed satisfactory to Secured Party) which show the status and condition of the Collateral, where it is located and such contracts or other matters which affect the Collateral;

          (b) Verify the Collateral and, subject to reasonable confidentiality requirements, inspect the books and records of Debtor and make copies thereof or extracts therefrom where such records refer to or relate to the Collateral;

          (c) Require Debtor to obtain Secured Party's prior written consent to any sale, contract of sale or other disposition of any inventory or of any products or other goods covered by any document of title not made in the ordinary course of business;

          (d) Notify any account debtors, any buyers of the Collateral, or any other persons, of Secured Party's interest in the Collateral and the proceeds thereof.

     5. Defaults. Any one or more of the following shall be a default hereunder:

          (a) Debtor shall fail to pay any indebtedness owed to Secured Party when due;

          (b)  Debtor   shall   breach   any  term,   provision,   warranty   or
representation under this Agreement;

          (c)  Any   financial   statements,   profit   and   loss   statements,
certificates, or other statements furnished by Debtor to Secured Party hereunder prove false or incorrect in any material respect; or

          (d) An event of default shall have occurred under the Promissory Note or the Purchase Agreement.

                  6. Remedies. In the event of any default hereunder, Secured Party (in its sole discretion), may do any one or more of the following:

          (a) Declare any indebtedness secured hereby immediately due and payable;

          (b) Enforce the security interest given hereunder pursuant to the California Commercial Code or any other law and enforce any other rights and remedies of Secured Party under the Promissory Note;

          (c) Require Debtor to assemble the Collateral and the records pertaining to the Collateral and make them available to Secured Party at a place designated by Secured Party;

          (d) Enter the premises of Debtor and take possession of the Collateral and of the records pertaining to the Collateral;

          (e) Grant extensions, compromise claims and sell the Collateral for less than face value, all without prior notice to Debtor;

          (f) Use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Debtor;

          (g) Proceed in the foreclosure of Secured Party's security interest and sale of the Collateral in any manner permitted by law or this Agreement;

          (h) Sell, lease or otherwise dispose of the Collateral at public or private sale;

          (i) Retain the Collateral in full satisfaction of the obligations secured hereby and in connection therewith operate the Business;

          (j) Require Debtor to segregate all collections and proceeds of the Collateral so that they are capable of identification, and deliver daily such collections and proceeds to Secured Party in kind;

          (k) Require Debtor to deliver to Secured Party any receivables evidenced by instruments or chattel paper;

          (l) Require Debtor to direct all account debtors to forward all remittances, payments and proceeds of the Collateral to a post office box under Secured Party's exclusive control; or

          (m) Demand and collect any receivables and any proceeds of the Collateral. In connection therewith, Debtor irrevocably authorizes Secured Party to endorse or sign Debtor's name on all collections, receipts or other documents, take possession of and open the mail addressed to Debtor and remove therefrom payments of receivables and proceeds of the Collateral.

     7. Waivers. Debtor hereby waives, to the maximum extent permitted by applicable laws, all demands, presentments and notices of every kind and nature, including notice of any public or private judicial or nonjudicial sale or foreclosure of any of the Collateral. Debtor further waives, to the maximum extent permitted by applicable laws (i) any rights which it may have to require Secured Party to conduct a public or private judicial or nonjudicial sale or foreclosure of any of the Collateral or to pursue any other remedy; (ii) the pleading of any statute of limitations as a defense to Debtor's obligations hereunder; (iii) and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure; (iv) the benefit of, or any right to participate in, any Collateral now or hereafter held by Secured Party; and (v) any rights to require Secured Party to sell the Collateral in a commercially reasonable manner. Debtor agrees that upon an event of default, Secured Party shall automatically be deemed to be in possession of all of the Collateral including, without limitation, the Technology. In the event Secured Party elects, after an event of default, to retain the Collateral in full satisfaction of the obligations secured hereby, Debtor agrees to immediately surrender to Secured Party all of Debtor's rights, title and interest in and to the Collateral. Debtor acknowledges an understanding of the consequences of each of the foregoing waivers.

     8. Relief from Automatic Stay. Debtor further agrees that, in consideration of the recitals and mutual covenants contained herein, including, but not limited to, the agreement of Secured Party to accept payment for the Assets in installments as set forth in the Promissory Note, in the event Debtor shall file, be the subject of any order for relief, or be the subject of any petition under Title 11 of the United States Code, as now existing or later amended (the "Bankruptcy Code"), Secured Party shall thereupon be entitled to immediate relief from the automatic stay imposed by Section 362 of the Bankruptcy Code, as now existing or later amended, against the exercise of Secured Party's rights and remedies, including, but not limited to, foreclosure remedies under this Agreement or as provided by applicable law.

     Debtor acknowledges and represents that prior to payment of sums owing under the Promissory Note (i) it does not have any equity in the Collateral as that term is used in Section 362(d)(2)(A) of the Bankruptcy Code, and (ii) the Collateral is not necessary to an effective reorganization of Debtor under
Section 362(d)(2)(A) of the Bankruptcy Code.

     9.   Miscellaneous.

          (a) Any waiver, expressed or implied, of any provision hereunder and any delay or failure by Secured Party to enforce any provision shall not preclude Secured Party from enforcing any such provision thereafter.

          (b) Debtor shall, at the request of Secured Party, execute such other agreements, documents or instruments in connection with this Agreement as Secured Party may reasonably deem necessary, including but not limited to a Form UCC-1 Financing Statement and the recordation of the security interest granted hereunder with the U.S. Patent and Trademark Office.

          (c) This Agreement shall be governed by and construed according to the laws of the State of California.

          (d) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

          (e) All terms not defined herein are used as set forth in the California Commercial Code.

          (f) In the event of any litigation or other dispute arising as a result of or by reason of this Agreement, the prevailing party in any such litigation or other dispute shall be entitled to, in addition to any other damages assessed, its reasonable attorneys' fees, and all other costs and expenses incurred in connection with settling or resolving such dispute. The attorneys' fees which the prevailing party is entitled to recover shall include fees for prosecuting or defending any appeal and shall be awarded for any supplemental proceedings until the final judgment is satisfied in full. In addition to the foregoing award of attorneys' fees to the prevailing party, the prevailing party in any lawsuit on this Agreement shall be entitled to its reasonable attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This attorneys' fees provision is separate and several and shall survive the merger of this Agreement into any judgment.

          (g) If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (h) This Agreement shall not be released, discharged, changed or modified in any manner, except by an instrument signed by a duly authorized officer or representative of both Debtor and Secured Party. No oral explanation or oral information by either of the parties hereto shall alter the meaning or interpretation of this Agreement.

          (i) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns; provided that Debtor shall not be entitled to assign its obligations hereunder without Secured Party's consent.

          (j) All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given if delivered personally or three
(3) days after mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

If to Debtor, to:                   U.S. Electricar, Inc.
                                    San Francisco Executive Park
                                    5 Thomas Mellon Circle, Ste. 305
                                    San Francisco, California 94134
                                    Attention:
                                    Telephone: (415) 656-2400
                                    Facsimile: (415) 656-2404

with a copy to:                     Pezzola & Reinke
                                    Attorneys At Law
                                    Lake Merritt Plaza Building
                                    1999 Harrison Street, Suite 1300
                                    Oakland, California 94612
                                    Attention: Donald C. Reinke, Esq.
                                    Telephone: (510) 273-8750
                                    Facsimile: (510) 834-7440

If to Secured Party, to:            Systronix Corporation
                                    19850 South Magellan Drive
                                    Torrance, California 90502
                                    Attention: Dr. Dan Rivers
                                    Telephone: (310) 527-3841
                                    Facsimile: (310) 527-7888


with a copy to:                     Whitman Breed Abbott & Morgan
                                    633 West Fifth Street, Ste. 2100
                                    Los Angeles, California 90071
                                    Attention: Francis W. Costello
                                    Telephone: (213) 896-2400
                                    Facsimile: (213) 896-2450

     IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed on the date set forth above.

                                             U.S. ELECTRICAR, INC. ("Debtor")


                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________


                                             SYSTRONIX CORPORATION ("Secured
                                             Party")


                                             By:______________________________
                                             Name:____________________________
                                             Title:___________________________

                                    EXHIBIT A
                                   Technology

                                    EXHIBIT B
                                Personal Property

                                    EXHIBIT C
                                    Contracts

                                ESCROW AGREEMENT


     This Agreement is made and entered into effective as of October 25, 1996, by and among Pezzola & Reinke, a professional corporation (the "Escrow Agent"), U.S. Electricar, Inc., a California corporation ("ECAR") and Systronix Corporation, a California corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, ECAR and the Company have entered into an Agreement For Purchase And Sale of Assets, dated as of October 25, 1996 (collectively, with all amendments, schedules, exhibits and certificates referred to therein, the "Purchase Agreement"), which provides for the acquisition of substantially all of the assets of the Company (the "Acquisition"); and

     WHEREAS, the Purchase Agreement provides that on the effective date of the Acquisition, certain shares of ECAR's common stock ("ECAR Common Stock"), to be issued in the Acquisition, will be deposited in escrow with the Escrow Agent pursuant to this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained in the Purchase Agreement and herein, the parties agree as follows:

     1.   Escrow and Escrow Shares.

          a. Escrow. Subject to Section 2.a. of this Agreement, One Million One Hundred Thousand (1,100,000) shares of ECAR Common Stock issuable in the Acquisition shall be withheld and shall be delivered into escrow to the Escrow Agent on the effective date of the Acquisition (such shares to be delivered into escrow are referred to herein as the "Escrow Shares"). The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Agreement.

     2.   Indemnification.

          a.   Survival   of   Representations,    Warranties,   Covenants   and
Agreements.

               (1) Except as set forth in Section 3.a. (below), the Escrow as provided in Section 1.c. of the Acquisition Agreement shall terminate on December 31, 1998 (the "Escrow Termination Date"). Likewise, except as set forth in 2.a.(2) (below), all warranties and representations of the Company shall terminate on December 31, 1998.

               (2) Notwithstanding the foregoing, in the event of fraud or a willful breach, the representations and warranties of the Company and its indemnity obligations under Section 9 of the Purchase Agreement shall not terminate. All representations, warranties, covenants and agreements shall survive as to any claim or demand made prior to the Escrow Termination Date until such claim or demand is fully paid or otherwise resolved by the parties hereto in writing or by a court of competent jurisdiction.

          b.   Claims for Indemnification.

               (1) Whenever any claim shall arise for indemnification under the Purchase Agreement, ECAR shall describe such claim in a written notice ("Notice of Claim") to a Representative (as defined below) and, when known, specify the facts constituting the basis for such claim and the amount or an estimate of the amount of such claim. Each Notice of Claim shall (a) be signed by a representative of ECAR, (b) contain a description of the claim and (c) specify the amount of such claim.

               (2) ECAR shall give such Representative prompt notice of any claim for indemnification hereunder resulting from, or in connection with, any claim or legal proceeding by a person who is not a party to this Agreement ("Third Party Claim") and, with respect to any Third Party Claim, such Representative shall undertake the defense thereof by representatives reasonably satisfactory to ECAR and such Representative. Such Representative shall not have the right to settle or compromise or enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any such claim or proceeding in its sole discretion without the prior written consent of ECAR. ECAR shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of its own choosing at the Company's expense. ECAR shall have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of, and for the account of the Company, at the expense and risk of the Company to the extent of its liability set forth in
Section 9 of the Purchase Agreement. The Company shall not settle or compromise any such Third Party Claim or consent to entry of any judgment that does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to ECAR and/or ECAR's subsidiary or subsidiaries, or affiliate or affiliates, as the case may be, an unconditional release from all liability in respect of such Third Party Claim. Notwithstanding any provision herein to the contrary, failure of ECAR to give any notice of any Third Party Claim required hereunder shall not constitute a waiver of ECAR's right to indemnification or a defense to any claim by ECAR hereunder.

     3.   Application of Escrow Shares.

          a. Distribution of Escrow Shares/Notice. The Escrow Shares shall be held as a source of satisfaction of indemnification claims made by ECAR under
Section 9 of the Purchase Agreement and this Agreement, its directors and officers, and each other person, if any, who controls ECAR within the meaning of the Securities Act of 1933, as amended (the "Act") (collectively, the "Indemnified Parties" and, individually, an "Indemnified Party"). Within five
(5) business days after the Escrow Termination Date (the "Distribution Date"), the Escrow Agent shall distribute to the Company all of the Escrow Shares, less the number of Escrow Shares (in whole shares) having an aggregate market value (determined as provided below) most nearly equal to the amount of any pending claims asserted by the Indemnified Parties hereunder (the "Pending Claims"). The value of such Pending Claims shall be determined in good faith by the Board of Directors of ECAR, after taking into account such factors as the Board of Directors shall deem appropriate, provided that if the Company by delivery of written notice prior to the Distribution Date to the Escrow Agent does not agree with the Board of Directors' determination of the amount of any such

Pending Claims, the amount of any such Pending Claims shall be finally determined in accordance with this Agreement (the "Pending Claims Amount").

     The Escrow Shares not so distributed shall be retained in escrow by the Escrow Agent until all such Pending Claims are resolved and the Escrow Agent receives written instructions from ECAR to distribute such Escrow Shares; provided, that upon the disposition of any such Pending Claims prior to the disposition of all such claims, the Escrow Agent shall, upon receipt of written instructions from ECAR, deliver to the Company such number of Escrow Shares (in whole shares) as is indicated in such written notice and as is most nearly equal to the excess of the aggregate market value of the remaining Escrow Shares (determined as provided below) over the amount of the remaining unresolved and aggregate Pending Claims as determined above.

          b. Value of Escrow Shares. For purposes of this Agreement, each Escrow Share shall be deemed to have a value of $0.30 per share.

          c. Ownership of Escrow Shares; Voting Rights. The Company shall remain the registered owner of Escrow Shares while they are held in escrow and shall retain the right to vote the Escrow Shares and receive distributions thereon and the obligations to pay all taxes, assessment, and charges with respect thereto, but the Company shall not have the right to sell, transfer, pledge, hypothecate or otherwise dispose of any Escrow Shares; provided, that any distribution of stock of ECAR on or with respect to the Escrow Shares and any other shares or securities into which such Escrow Shares may be changed or for which they may be exchanged pursuant to corporate action of ECAR affecting holders of ECAR Common Stock generally shall be delivered to the Escrow Agent and upon such delivery and receipt, held in escrow and shall be subject to the provisions of this Agreement as if they were Escrow Shares. The Escrow Agent shall have no responsibility or liability for shares or property not delivered and received by it.

     4.   Escrow Agent.

          a. Duties and Obligations. The duties and obligations of the Escrow Agent are exclusively set forth in this Agreement, as each may from time to time be amended. The Escrow Agent may request and rely upon, and shall be protected in acting or refraining from acting upon, any written notice, request, wavier, consent, receipt or other paper or document from ECAR, the Company, or any Stockholder, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth of any information therein contained, that the Escrow Agent in good faith believes to be genuine and as to which the Escrow Agent shall have no actual notice of invalidity, lack of authority or other deficiency.

     The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, for anything which it may do or refrain from doing in connection therewith, except for any liability arising from its own gross negligence or willful misconduct.

     The Escrow Agent shall be entitled to consult with competent and responsible counsel of its choice and at its own cost and expense with respect to the interpretation of the provisions hereof, and any other legal matters relating hereto, and shall be fully protected in taking any action or omitting to take any action in good faith in accordance with the advice of such counsel. The Escrow Agent shall be entitled to request written instructions from ECAR or the Company as the case may be, and shall have the right to refrain from acting until it has received such written instructions.

     The Escrow Agent shall not be responsible for following or interpreting any condition set forth in the Purchase Agreement and shall only be bound by the terms and conditions of this Agreement, as may be amended from time to time.

     The Escrow Agent will be promptly paid or reimbursed upon request for any and all reasonable expenses, fees, costs, disbursements and/or advances (except attorney's fees) which may be incurred or made by it in accordance with the provisions hereof.

          b. Risk of Loss. The Escrow Agent acknowledges and agrees that the Escrow Agent bears the exclusive risk of loss, theft or damage with respect to the Escrow Shares in its possession.

          c. Escrow Agent's Compensation. ECAR shall pay to the Escrow Agent all compensation in respect of the Escrow Agent's duties and obligations under this Agreement.

          d. Resignation. The Escrow Agent may resign at any time by giving not less than sixty (60) days written notice thereof to each of ECAR and the Company. Within (60) days after the date hereof, ECAR and the Company shall mutually agree on a replacement Escrow Agent for Pezzola & Reinke, APC. If the Company and ECAR fail to so mutually agree within such sixty (60) day period, the selection of a replacement Escrow Agent shall be submitted to binding arbitration by JAMS/Endispute under the JAMS/Endispute Rules for Complex Arbitration.

          e. Successor Escrow Agent. Upon receipt of the Escrow Agent's notice of resignation, ECAR and the Company may appoint a successor escrow agent. Upon the acceptance of the appointment as escrow agent hereunder by a successor escrow agent and the transfer to such successor escrow agent of the Escrow Shares, the resignation of the Escrow Agent shall become effective and the Escrow Agent shall be discharged from any future duties and obligations under this Agreement.

          f. Conflicting Demands. If on or before the close of escrow the Escrow Agent receives or becomes aware of any conflicting demands or claims with respect to the Escrow Shares or the rights of any of the parties hereto to such Escrow Shares, the Escrow Agent shall have the right to discontinue any or all further acts on the Escrow Agent's part until such conflict is resolved to the Escrow Agent's satisfaction, and the Escrow Agent shall have the right to commence or defend any action or proceedings for the determination of such conflict. In the event any of the above-described events occur, ECAR and the Company each agree to pay one half of all costs, damages, judgments and expenses, including reasonable attorneys fees, suffered or incurred by the Escrow Agent in connection with, or arising out of, such conflicting demands or claims, including, without limitation, a suit in interpleader brought by the Escrow Agent. ECAR and the Company each acknowledges that Escrow Agent is the general corporate counsel to ECAR and waives any conflicts associated therewith and hereby consents to Escrow Agent's role, rights and obligations hereunder notwithstanding its position as ECAR's law firm in negotiating the terms and conditions of this Escrow Agreement, and all ancillary documents referenced herein or in connection therewith.

          g. Indemnity. The Company and ECAR hereby agree to jointly and severally indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim or liability, except for acts or omissions by the Escrow Agent that constitute gross negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage or any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     5.   Miscellaneous.

          a. Notices. Unless otherwise provided, all notices or other communications required or permitted to be given to the parties hereto shall be in writing and shall be deemed to have been given if personally delivered (including personal delivery by facsimile, provided that the sender receives telephonic or electronic confirmation that the facsimile was received by the recipient), or three (3) days after mailing by certified or registered mail, return receipt requested, first class postage prepaid, addressed as follows (or at such other address as the addressed party may have substituted by notice pursuant to this Section 5.a):

         If to ECAR:

                  U.S. Electricar, Inc.
                  San Francisco Executive Park
                  5 Thomas Mellon Circle, Ste. 305
                  San Francisco, CA  94134
                  Attention:  Legal Department

         If to the Escrow Agent:

                  Pezzola & Reinke, A Professional Corporation
                  1999 Harrison Street, Suite 1300
                  Oakland, California 94612
                  Attn. Donald C. Reinke, Esq.

         If to the Company:

                  Systronix Corporation
                  19850 South Magellan Drive
                  Torrance, California 90502

          b. Termination. This Agreement shall terminate upon the mutual written express agreement of ECAR and the Company. In any event, this Agreement shall terminate when all of the Escrow Shares have been distributed according to its terms.

          c. Interpretation. The validity, construction, interpretation and enforcement of this Agreement shall be determined and governed by the laws of the State of California. The invalidity or unenforceability of any provision of this Agreement or the invalidity or unenforceability of any provision as applied to a particular occurrence or circumstance shall not affect the validity or enforceability of any of the other provisions of this Agreement or the applicability of such provision, as the case may be. In the event of a conflict between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall govern. All capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party hereto.

          d. Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

          e. Venue. Any action or proceeding arising directly or indirectly from this Agreement shall be litigated in an appropriate state or federal court in the County of San Francisco, State of California.

          f. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

          g. Transfer of Interests. The Company shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Escrow Shares, or any interest therein prior to the distribution of such Escrow Shares in accordance with
Section 2.a. above.

          h. Taxes. For purposes of federal and state income taxation, the Escrow Shares shall be treated as owned by the Company and this Agreement shall be interpreted in a manner to effect the Company's ownership of the Escrow Shares for such tax purposes.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

     IN WITNESS WHEREOF, the parties have signed this Agreement on the day and year first above written.


Pezzola & Reinke, A Professional Corporation, as Escrow Agent

By:
   ----------------------------------------------
   Donald C. Reinke, Vice President and Secretary


U.S. ELECTRICAR, INC.,
a California corporation


By:
   ----------------------------------------------
    (Signature)

-------------------------------------------------
(Print Name & Title)



SYSTRONIX CORPORATION


By:
   ----------------------------------------------
    (Signature)

-------------------------------------------------
    (Print Name & Title)